FIRST MODIFICATION TO LOAN AND SECURITY AGREEMENT AND

LOAN DOCUMENTS

This First Modification to Loan and Security Agreement and Loan Documents (this Modification) is entered into by and between APPLIED UV, INC., a Delaware corporation (Applied), STERILUMEN, INC., a New York corporation (Sterilumen), and MUNN WORKS, LLC, a New York limited liability company (Munn Works; together with Applied and Sterilumen individually and collectively, Borrower), and PINNACLE BANK, a California corporation (Lender), as of this 9th day of December, 2022 at San Jose, California.

RECITALS

A.  Lender and Borrower are contemporaneously entering into a Loan and Security Agreement dated as of December 9, 2022, as modified from time to time pursuant to one or more Modifications to Loan and Security Agreement (collectively, the Loan Agreement). Initially capitalized terms used but not defined herein shall have the meanings set forth in the Loan Agreement.

B.  Borrower has requested, and Lender (subject to fulfillment of the Conditions Precedent set forth below) has agreed, to modify the Loan Agreement and Loan Documents as set forth below; including, without limitation, by waiving the condition that Borrower cause Streeterville Capital, LLC to provide a Subordination Agreement in favor of Lender.

AGREEMENT

For good and valuable consideration, the parties agree as set forth below:

1.  Incorporation by Reference. The Loan Agreement and the above Recitals are incorporated herein by this reference.

2.  Effective Date. The terms of this Modification shall become effective upon fulfillment of the Conditions Precedent set forth below as required by Lender.

3. Modifications to Loan Agreement.

(a)  The Preamble to the Loan Agreement is amended to fix the date of the Loan Agreement to December 9, 2022, with the remainder of the Preamble to remain unchanged and in full force and effect.

(b)  The definition of “Termination Date”, set forth in Section 1.1 of the Loan Agreement, is amended to fix the date of the “Initial Term” set forth in such definition to December 9, 2024, with the remainder of such definition to remain unchanged and in full force and effect.

(c)  Section 2.7 of the Loan Agreement is amended to fix the references regarding the months and dates (and not years) to December 9, with the remainder of such Section to remain unchanged and in full force and effect.

(d)  The reference to Streeterville Captial, LLC set forth in the definition of Subordinating Creditor in Section 1.1 of the Loan Agreement is hereby deleted, with the definition of Subordinating Creditor amended and restated in its entirety to the following:

Subordinating Creditor means N/A, and any other person or entity to whom Borrower is indebted on a secured or unsecured basis, and which person or entity is required to sign a Subordination Agreement in favor of Lender.

(e) Section 8.13 of the Loan Agreement is amended and restated in its entirety to read as follows:

8.13 Subordinated Debt. (a) Borrower or any Subordinating Creditor (i) fails to perform or observe any of such Subordinating Creditor's obligations under any Subordination Agreement; or (ii) notifies Lender of Subordinating Creditor's intention to rescind, modify, terminate or revoke any Subordination Agreement; (b) the occurrence of a default or event of default under any subordinated indebtedness, with the indebtedness of Borrower to Streeterville Capital, LLC (Streeterville) constituting subordinated indebtedness for purposes of this subparagraph (b); (c) any Subordination Agreement ceases to be in full force and effect for any reason whatsoever; (d) Borrower makes any payment on account of indebtedness which has now or hereafter been subordinated to the Obligations, except to the extent such payment is allowed under any subordination agreement entered into with Lender; or (e) Borrower makes any payment on account of any indebtedness owed by Borrower to Streeterville except that so long as no Event of Default exists at the time of the making of any of the following permitted payments or will result therefrom, Borrower, with respect to the Streeterville indebtedness existing as of the date of this Agreement, shall be permitted to make scheduled: (i) non-cash payments consisting of stock in Borrower, and (ii) cash payments so long as after giving effect to any such cash payments (1) Borrower has cash on hand of at least $1,000,000 (not including any cash constituting the proceeds of Advances under the Loan Agreement), (2) Borrower under Section 2.1 of the Agreement has unused borrowing availability for Advances of at least $100,000.00, and (3) Borrower’s accounts payable are paid consistent with historical practices; with Borrower agreeing to provide Lender with copies of all notices received from Streeterville including, without limitation, “Redemption Notice(s)” from Streeterville and any allocation adjustments (of cash/non-cash payments) thereto elected by Borrower, and with Lender, in its sole discretion, entitled to create reserves, from time to time, against amounts that would be available for borrowing under Section

2.1 of the Agreement, with Borrower irrevocably authorizing Lender (but with Lender having no obligation) to use the proceeds of such reserves to make permitted cash payments due from Borrower to Streeterville.

4. Modifications to Loan Documents.

(a)  Reserved.

(b)  All signature blocks of Munn Works in the Loan Documents (including the Loan Agreement) are amended and restated to the below format, with the signature of Munn Works below to replace the signature of Munn Works in all such Loan Documents existing as of the date of this Modification (with Munn Works’ obligations under all of such existing Loan Documents hereby ratified and continuing in full force and effect):

MUNN WORKS, LLC,
a New York limited Liability company

By: Applied Uv, Inc.,
a Delaware corporation

Its: Managing Member

By:
Name: Max Munn
Its: President

(c)  The requirement that Borrower cause Streeterville Capital, LLC to provide Lender with a Subordination Agreement, as set forth Section 5(a) of the Conditions Precedent/Subsequent Rider to Loan and Security Agreement, dated as of December 9, 2022, between Borrowers, on the one hand, and Lender, on the other hand, is hereby waived with such Section 5(a) amended and restated to the following:

(a) Intentionally Omitted.

5.  Conditions Precedent. The effectiveness of this Modification is conditioned upon fulfillment of the following conditions precedent as required by Lender, with any unfulfilled conditions precedent (unless waived by Lender) to become conditions subsequent to be immediately satisfied:

(a) Borrower shall have executed and delivered to Lender a copy of this Modification;

(b) The delivery, execution, resolution and/or completion (as applicable), to Lender's satisfaction, of all other documents, matters or acts required by Lender in connection with this Modification including, without limitation:

(i) N/A.

(c)  Borrower shall have paid Lender’s attorneys’ fees and costs incurred in connection with the preparation and negotiation of this Modification and related documents, which fees and costs (at Lender’s option) may be charged as Advances under the Loan Agreement and added to the Obligations regardless of whether an Overadvance will result.

6.  Releases. In consideration of Lender’s agreement to enter into this Modification, Borrower and the undersigned guarantors (if any) each release Lender and its respective agents, employees, officers, directors, attorneys, representatives, insurers, and successors and assigns (individually and collectively, the Released Parties), from any and all claims, whether or not such claims are known, unknown or suspected to exist, and causes of action which have been sustained or may be sustained, relating in any way to the lending relationship between Lender, on the one hand, and Borrower and/or such guarantors (if any), on the other hand (individually and collectively, the Released Matters). Borrower and the undersigned guarantors (if any) each covenant and agree that neither they nor their agents, employees or successors and assigns will hereafter commence, maintain or prosecute any action at law or otherwise, or assert any claim against the Released Parties, for damages or loss of any kind or amount arising out of the subject matter of the Released Matters. It is the intention of each of Borrower and the undersigned guarantors (if any) that this release shall be effective in full and final accord and satisfaction and release of and from all Released Matters. Borrower and the undersigned guarantors (if any) each hereby waive any and all rights which they have or may have against the Released Parties under the provisions of Section 1542 of the California Civil Code (or other applicable law) as now worded and hereafter amended, which section presently read as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

7.  Reaffirmations. Borrower hereby ratifies, reaffirms, and remakes as of the date hereof each and every representation and warranty contained in the Loan Agreement (as amended by this Modification) and in any document incident thereto or connected therewith.

8.  Legal Effect. Except as specifically set forth in this Modification, all of the terms and conditions of the Loan Agreement remain in full force and effect.

9.  No Waiver of Events of Default. As of the date hereof, Lender may have been unable to ascertain the existence of any events of default under the Loan Agreement, and Lender’s failure to refer herein to any existing event of default shall not be deemed a waiver of any such existing event of default.

10.  Counterparts. This Modification may be executed in any number of counterparts, each of which shall be deemed an original but all of which taken together shall constitute a single original.

11.  Electronic Signature. This Modification, or a signature page thereto intended to be attached to a copy of this Agreement, signed and transmitted by facsimile machine, telecopier or other electronic means (including via transmittal of a “.pdf” file) shall be deemed and treated as an original document. The signature of any person thereon, for purposes hereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature on an original document. At the request of any party hereto, any facsimile, telecopy or other electronic document is to be re-executed in original form by the person who executed the facsimile, telecopy of other electronic document. No party hereto may raise the use of a facsimile machine, telecopier or other electronic means or the fact that any signature was transmitted through the use of a facsimile machine, telecopier or other electronic means as a defense to the enforcement of this Modification.

12.  Integration. This is an integrated Modification and supersedes all prior negotiations and agreements regarding the subject matter hereof. All amendments hereof must be in writing and signed by the parties.

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IN WITNESS WHEREOF, the parties have executed this First Modification to Loan and Security Agreement and Loan Documents as of the date first set forth above.

APPLIED UV, INC.,

a Delaware corporation

By:/s/ Max Munn

Name: Max Munn

Title: President

[Signatures Continued on Next Page]

STERILUMEN, INC.,

a New York corporation

By:/s/ Max Munn

Name: Max Munn

Title: President

MUNN WORKS, LLC,

a New York limited liability company

By: Applied UV, Inc.

A Delaware corporation

Its: Managing Member

By:/s/ Max Munn

Name: Max Munn

Title: President

PINNACLE BANK,

a California corporation

By:/s/ Kevin O’Hare

Name: Kevin O’Hare

Title: President, Capital Finance Group

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